EXHIBIT 11

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                        FRED MEYER, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                    (in thousands, except per share amounts)



                                                               52 Weeks              53 Weeks             52 Weeks
                                                                  Ended                 Ended                Ended
                                                                 Feb. 1,               Feb. 3,             Jan. 28,
                                                                   1997                  1996                 1995
                                                               --------              --------             --------
Weighted average number
  of shares outstanding......................................    26,077                26,682               26,514

Weighted average number
  of shares under option.....................................     3,938                 2,683                3,452

Shares assumed to have
  been purchased under the
  treasury stock method......................................    (2,053)               (1,032)              (1,341)
                                                                 ------                ------               ------
Weighted average number
  of common and common
  equivalent shares outstanding..............................    27,962                28,333               28,625
                                                                 ======                ======               ======

Net income...................................................   $58,545               $30,286               $7,168
                                                                =======               =======               ======

Earnings per common share....................................     $2.09                 $1.07                $0.25
                                                                  =====                 =====                =====
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